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Washington, D.C.
Broadcom Corporation
16215 Alton Parkway	File No. 035342-0025
Irvine, California 92618

Re:	Registration for resale of 4,172,537 shares of Class A Common Stock, par value $0.0001 per share, of Broadcom Corporation

Ladies and Gentlemen:

      In connection with the registration by Broadcom Corporation, a California corporation (the “Company” ), for resale of up to 4,172,537 shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Shares” ), under the Securities Act of 1933, as amended, on Form S–3 filed with the Securities and Exchange Commission on October 5, 2004 (the “Registration Statement” ), you have requested our opinion set forth below.

      In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

      Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and nonassessable.

      We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters”.

Very truly yours,

/s/ LATHAM & WATKINS LLP